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                                                                    Exhibit 10.6
                                                CONFIDENTIAL TREATMENT REQUESTED

                             COMPREHENSIVE AGREEMENT

       This Comprehensive Agreement ("Agreement") is entered into as of July 2, 1999 (the "Effective Date"), by and between Conexant Systems, Inc. ("Conexant"), a Delaware corporation, with principal offices located at 4311 Jamboree Road, Newport Beach, CA 92660-3095 and Intellon Corporation ("Intellon"), a Florida corporation, with principal offices located at 5100 West Silver Springs Boulevard., Ocala, Florida 34482.

       WHEREAS, Intellon has developed and is developing certain technology for communication over existing home power lines, known as "Intellon's 11Mbps PowerLine OFDM Technology ";

       WHEREAS, Intellon has developed and is developing a specification for the "Intellon's 11Mbps PowerLine OFDM Technology ";

       WHEREAS, Intellon has developed and is developing certain protocol technology known as "TAMA Protocol" that is a sub-layer between Intellon's power line physical layer and a standard Ethernet MAC that isolates the Ethernet MAC from the complexities of the power line medium. The TAMA protocol handles both asynchronous and isochronous communications for support of data and multimedia networking (e.g., quality voice);

       WHEREAS, Intellon has developed and is developing the "Intellon 's 11Mbps PowerLine OFDM Engine" that is the intellectual property block containing Intellon's 11 Mbps physical layer technology and Intellon's TAMA Protocol.

       WHEREAS, Conexant desires to license the "Intellon 's 11Mbps PowerLine OFDM Engine";

       WHEREAS, Conexant and Intellon would like to collaborate to promote the formation of a Home PowerLine Networking Alliance to develop an industry sponsored specification for in-home networking using power lines;

         WHEREAS, Conexant and Intellon would like to collaborate in obtaining approval by the Home PowerLine Networking Alliance of Intellon's specifications as its sponsored specification;

         WHEREAS, Conexant and Intellon would like to jointly define and develop a Parent IC that would embody Intellon's 11Mbps PowerLine OFDM Engine, which would be compliant with such industry sponsored specification.

       WHEREAS, Conexant and Intellon would like to manufacture and sell such Parent IC;

       WHEREAS, Conexant and Intellon would like to develop, manufacture and sell Derivative Products that include Intellon 's 11Mbps Power line OFDM Engine and that are compatible with such specifications;


                                       1

Portions of this agreement have been omitted and filed separately with the Commission pursuant to an application for confidential treatment under Rule 406.

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                                                CONFIDENTIAL TREATMENT REQUESTED


       WHEREAS, Conexant would like to make an equity investment in Intellon;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

1.     DEFINITIONS


       For purposes of this Agreement the following terms have the meanings set forth below:

1. "Affiliates" means an entity that directly or indirectly controls, is controlled by or is under common control with another entity so long as such control exists.

2. "Alliance Formation Plan" means a Conexant and Intellon joint defined activity plan that contains coordinated action items and respective timeframes that Conexant and Intellon shall take to promote the formation of the HomePLNA and the ratification of the Proposal by the Ratification Body. The Alliance Formation Plan is not yet fully documented; once the parties agree on such documentation, they will amend this Agreement and to include such documentation as an addendum hereto.

3.     [Intentionally ommitted]

4. "Conexant & Intellon Foundry Partner" or "Chartered" means Chartered Semiconductor in Singapore.

5. "Control" means beneficial ownership ( as such term is defined under the Securities and Exchange Act of 1934) of more than fifty (50%) percent of the voting stock or equity in an entity.

6. "Basic Exclusivity" means that until the day after the Premium IP Decision Date, Intellon will not license its Premium IP Transfer Package to any Semiconductor Manufacturer without Conexant's prior written consent.

7. "Channel Price Adjustment" means the price adjustment applied retroactively to a specific product in a specific marketing channel in accordance with Conexant standard policies.

8. "Confidential Information" has the meaning set forth in Section 17.1, below.

9. "Demonstration Expertise" means the Intellon know how, information, instructions, software, firmware and specifications that Intellon will provide to Conexant which Intellon reasonably believes will allow Conexant to establish a Demonstration Setup to perform demonstrations of the Intellon's 11Mbps Power line OFDM Engine. The Demonstration Expertise is not yet fully documented; once the parties agree on such



                                       2

Portions of this agreement have been omitted and filed separately with the Commission pursuant to an application for confidential treatment under Rule 406.

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                                                CONFIDENTIAL TREATMENT REQUESTED


       documentation, they will amend this Agreement to include such documentation as an addendum hereto.

10. "Demonstration Setup" means a laboratory owned by Conexant that includes the Demonstration Expertise that will be used by Conexant to demonstrate the Intellon's 11Mbps Power line OFDM Engine .

11. "Derivative Products" means the devices subsequent to the Parent IC developed by Conexant incorporating Intellon's 11Mbps PowerLine OFDM Engine in whole or in part.

12. "Equity Investment" shall have the meaning set forth in Section 9.1 , below.

13. "Europe Decision Date" means the day on which Intellon licenses Europe Rights and it is the later of a) March 31, 2000 or b) Premium IP Decision Date plus 2 months.

14. "Europe Rights" means that Intellon may license its Premium IP Transfer Package to an European Semiconductor Manufacturer if Conexant decides not to purchase Extended Exclusivity on or before the Europe Decision Date.

15.    "Evaluation Period" has the meaning set forth in Section 2.3, below.

16. "Extended Exclusivity" means that the Basic Exclusivity is extended, pursuant to Section 9.3, to the later of (a) December 31, 2000 or (b) Premium IP Decision Date plus 11 months.

17. "Exclusivity Period" means the period of time in which Conexant has Basic Exclusivity first and optionally Extended Exclusivity later. The Exclusivity Period starts on Effective Date and ends on a) Premium IP Decision Date or b) the end of the Extended Exclusivity if Conexant has elected to buy the Extended Exclusivity.

18. "Extended Exclusivity Decision Date" means the date on which Conexant will decide whether to purchase Extended Exclusivity with an additional equity investment and which date will be any day in the period from the Premium IP Decision Date to the later of (a) June 30, 2000 or (b) Premium IP Decision Date plus 5 months.

19. "HPNA" means the Home PhoneLine Networking Alliance, which is a not-for-profit organization incorporated in the State of California.

20. "HPNA 1.0 Specification" and "HPNA 1.1 Specification" means the specification and update adopted by the HPNA for the purpose of offering home networking products using phone lines with a 1 Megabit per second transmission rate.


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Portions of this agreement have been omitted and filed separately with the
Commission pursuant to an application for confidential treatment under Rule 406.

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                                                CONFIDENTIAL TREATMENT REQUESTED



21. "HomePLNA" means the Home PowerLine Networking Alliance. The HomePLNA will be an industry alliance modeled after the HomePNA. The final name for such association could be different. Conexant and Intellon agree to amend this agreement when the name for such industry alliance will be finalized.

22. "HPLNA 1.0 Industry Specification" means a document that contains Intellon 's 11Mbps PowerLine OFDM Specification that is being developed by Intellon, its industry collaborators, and Conexant. The HPLNA 1.0 Industry Specification shall be modeled after the HPNA 1.0 industry specification, and is intended to evolve into the specification ultimately adopted by Ratification Body. The final name for such HPLNA
       1.0 Industry Specification could be different. Conexant and Intellon agree to amend this agreement when the name for such HPLNA 1.0 Industry Specification will be finalized.

23. "Key Customers" shall mean the key customers that Intellon and Conexant will jointly contact to verify the Parent IC Specification and to promote the formation of the HomePLNA. The key customers list is not yet fully finalized; once the parties agree on such list, they will amend this Agreement and include such list as an addendum hereto.

24. "Intellectual Property Rights" or "IPR" shall mean, with respect to any technology, all right, title and interest in and to any patent, letters patent, industrial model, design patent, petty patent, patent of importation, utility model, certificate of invention, and/or other indicia of inventorship and/or invention ownership, and any application for any of the foregoing, and including any such rights granted upon any reissue, division, continuation or continuation-in-part applications now or hereafter filed, related to any such application; and all right, title and interest in and to all trade secret rights arising under the common law, state law, federal law or the laws of any foreign country; and all right, title and interest in and to all semiconductor mask work rights, and in all copyright rights and all other literary property and/or other rights of authorship; and all right, title and interest in and to all know-how and show-how; in each case, with respect to the subject technology.

25. "Intellon's 11Mbps Power line OFDM Engine" is the intellectual property block containing Intellon's 11 Mbps physical layer technology and Intellon's TAMA protocol.

26. "Intellon's 11Mbps PowerLine OFDM Specifications" means, at any time, the most current version of the specifications for Intellon's 11Mbps PowerLine OFDM Engine developed by Intellon. The scope of Intellon's 11Mbps PowerLine OFDM Specifications is restricted to that information descriptive (i) of the electrical characteristics and protocols of physical interfaces, (ii) of a standard set of transmitted signals and
       (iii) of such test procedures as required to establish conformance of devices to items (i) and (ii).



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Portions of this agreement have been omitted and filed separately with the
Commission pursuant to an application for confidential treatment under Rule 406.

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                                                CONFIDENTIAL TREATMENT REQUESTED



27. "Intellon Product" means a Home Networking over Power Line IC product sold by Intellon.

28. "Japan Decision Date" means the day on which Intellon licenses Japan Rights and is the day after the Premium IP Decision Date.

29. "Japan Rights" means that Intellon may license its Premium IP Transfer Package to a Japanese Semiconductor Manufacturer if Conexant decides not to purchase Extended Exclusivity on or before the Japan Decision Date.

30.    "Licensed Products" means both Parent IC and/or Derivative Products.

31. "Net Sales" means the gross selling price of the Licensed Product invoiced to a customer less if applicable; 1) actual charges for handling, freight, sales taxes, insurance costs and import duties when such items are separately stated on the invoice and paid by the customer;
       2) discounts and or credits customarily given and actually taken and/or;
       3) Channel Price Adjustments.

32. "Parent IC" means the initial IC implementation of Intellon's 11Mbps PowerLine OFDM Engine as jointly defined by the parties.

33. "Parent IC Development Phase" means the required set of actions, to be completed in defined timeframe, that Conexant and Intellon will perform in order to develop the Parent IC and to enable the Conexant & Intellon Foundry Partner to manufacture it. The Parent IC Development Phase is not yet fully documented; once the parties agree on such documentation, they will amend this Agreement and to include such documentation as an addendum hereto.

34. "Parent IC Test Package" shall mean the test vectors set in industry standard format, and test program, in electronic form or otherwise, to be used by the Conexant & Intellon Foundry Partner to test the Parent IC wafer. The Parent IC Test Package is not yet fully documented; once the parties agree on such documentation, they will amend this Agreement to include such documentation as an addendum hereto.

35. "Parent IC Data Sheet" means technical document for customer use that describes how to use the jointly defined Parent IC

36. "Parent IC Specification" means the detailed technical specification that describes the jointly defined Parent IC to be used solely for internal use by Intellon and Conexant.

37.    "Per Unit Royalty" has the meaning set forth in Section 14.4 below.

38. "Premium IP Decision Date" means the date on which Conexant will decide whether to license the Premium IP Transfer Package, which date shall be the later of (a)



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Portions of this agreement have been omitted and filed separately with the
Commission pursuant to an application for confidential treatment under Rule 406.

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                                                CONFIDENTIAL TREATMENT REQUESTED


January 31, 2000 or (b) two (2) working days after finalization by Intellon of the Premium IP Transfer Package.

39. "Premium IP Package" or Premium IP Transfer Package" means Intellon's 11Mbps PowerLine OFDM Engine in the following form:

         VHDL Netlist
         Receiver model
         Channel model
         Test bench including test vectors
         Generic IC specification
         Firmware source code
         Memory specification
         I/O specification

40.
"Private Label IC Product" shall mean the Parent IC or any Derivative Product manufactured by Conexant for Intellon bearing the trademark and/or logo of Intellon, in a manner to identify it as an Intellon product.

41. "Professor" shall have the meaning set forth in paragraph no. 14.7 of this Agreement.

42. "Proposal" means Intellon's 11Mbps PowerLine OFDM Specifications submitted by Intellon to the Ratification Body for possible adoption as the HPLNA 1.0 Specification.

43. "Ratification Body" means the standard organization or the HomePLNA that will be in charge of ratifying the HPLNA 1.0 Industry Specification. Conexant and Intellon agree to amend this agreement when the name for such Ratification Body will be finalized

44.    "Ratio" shall have the meaning set forth in Section 14.7, below.

45. "Royalty Prepayments" shall have the meaning set forth in Section 9.3, below.

46.    "Royalty Rate" has the meaning set forth in Section 14.5, below.

47. "Royalty Value Cap" means the maximum amount of royalties that Conexant will pay to Intellon to use the Intellon's 11Mbps PowerLine OFDM Engine. The Royalty Value Cap is defined to**********.

48. "Sell" means to sell, lease, or otherwise transfer or distribute the product or item ("sold," "sale," and other forms of "sell" shall have the same meaning).

49. "Semiconductor Manufacturer" means a company or a semiconductor division of a parent company with or without a semiconductor fabrication plant which designs, manufactures and/or sells semiconductors and could as a result of a license from



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Portions of this agreement have been omitted and filed separately with the
Commission pursuant to an application for confidential treatment under Rule 406.

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                                                CONFIDENTIAL TREATMENT REQUESTED


       Intellon, design, manufacture or sell a semiconductor or IP licensable semiconductor block incorporating the Intellon's 11Mbps Power line OFDM Technology Engine. System divisions of parent companies are exempt from this definition, provided that said system division can provide assurance of and certify and warrant that information provided to the system division will not be shared with the semiconductor division of said parent company.

50. "Semiconductor Foundry" means a semiconductor fabrication plant which manufactures semiconductors for third parties and could, as a result of a license from Intellon and / or Conexant, manufacture but not sell the Parent IC or Parent IC Wafers to anyone but Conexant and/or Intellon.

51. "Standard IP Package" or "Standard IP Transfer Package" means Intellon's 11Mbps PowerLine OFDM Engine in the following form:

         Intellon's Industry Specification
         Transmitter reference model
         Interoperability test cards
         Receiver test data
         Analog front-end specification

52. "Subcontractor" means a third party that performs subcontract manufacturing of the Licensed Products for Conexant.

53. "Subsidiary" of a company means a corporation or other legal entity (i) the majority of whose shares or securities entitled to vote for election of directors (or other managing authority) is now or hereafter owned or otherwise controlled by such company either directly or indirectly; or
       (ii) which does not have outstanding shares or securities but the majority of whose ownership interest representing the right to manage such corporation or other legal entity is now or hereafter owned or otherwise controlled by such company either directly or indirectly; but any such corporation or other legal entity shall be deemed to be a Subsidiary of such company only as long as such ownership or control exists.

54. "TAMA Protocol" means the sub-layer between Intellon's PowerLine physical layer and a standard Ethernet MAC that isolates the Ethernet MAC from the complexities of the power line medium. The TAMA protocol handles both asynchronous and isochronous communications for support of data and multimedia networking (e.g. quality voice).

55.    "Term" has the meaning set forth in Section 18.1, below.

56. "Testing Material" means the Intellon test silicon, at least five (5) evaluation boards, schematics, instructions, software, firmware and specifications that Intellon will provide to Conexant and which Conexant will use to field test the Intellon's 11Mbps Power line OFDM Engine.



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Portions of this agreement have been omitted and filed separately with the
Commission pursuant to an application for confidential treatment under Rule 406.

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                                                CONFIDENTIAL TREATMENT REQUESTED



57. "Warrant" shall mean that certain Warrant issued by Intellon to Conexant for 700,000 shares of Intellon Series C Preferred Stock and which provides for two possible exercise scenarios: 1) Subject to Conexant's payment of the full Phase ONE $5.25 million on or before January 31, 2000, Conexant may on or before the Premium IP Decision Date, exercise the Warrant for all the shares at $.01 per share until June 30, 2000, or
       2) Upon the earlier of (a) the licensing of the Premium IP Package or (b) July 1, 2000, the Warrant for all the shares shall automatically reprice at $3.50 per share. The Warrant shall be in the form mutually agreed by the parties. The Warrant expires on November 30, 2000.



2.       SPECIFICATION REVIEW

         2.1 Grant of Access. Subject to the terms and conditions herein, Intellon shall permit Conexant to have access to the Intellon' s 11Mbps PowerLine OFDM Specifications for the Evaluation Period solely for the purpose of performing an internal review and evaluation of the Intellon' s 11Mbps PowerLine OFDM Specifications ("Evaluation"). Conexant shall not make any use of the Intellon' s 11Mbps PowerLine OFDM Specifications or any Confidential Information it receives from Intellon during the Evaluation Period except for the Evaluation.

         2.2      Specification Delivery.

                  (a) Not later than one (1) business day after the Effective Date, Intellon shall deliver to Conexant an electronic copy of the Intellon' s 11Mbps PowerLine OFDM Specifications solely for the purpose of defining the Parent IC. Conexant agrees that title and, as except expressly permitted hereunder, all rights to any and all copies and other Confidential Information delivered to Conexant under this Agreement shall at all times remain with Intellon.

                  (b) Conexant shall not directly disclose, reproduce, display, provide, transfer or otherwise make available all or any part of the Intellon' s 11Mbps PowerLine OFDM Specification or other Confidential Information to any person other than an employee of Conexant directly involved with the Evaluation or an independent contractor or consultant that has entered into a written agreement with Conexant containing materially equivalent restrictions regarding Intellon's Confidential Information to those contained herein.

                  (c) Intellon represents and warrants as of the Effective Date thatIntellon intends to submit Intellon' s 11Mbps Power line OFDM Specifications delivered to Conexant pursuant to Section 2.3(a) above, or one substantially similar thereto, to the HomePLNA for adoption as the Proposal. If Intellon updates the Intellon' s 11Mbps PowerLine OFDM Specifications prior to submission of the Proposal, Intellon shall provide Conexant with such updated Intellon' s 11Mbps PowerLine OFDM Specifications.



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Portions of this agreement have been omitted and filed separately with the
Commission pursuant to an application for confidential treatment under Rule 406.

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                                                CONFIDENTIAL TREATMENT REQUESTED



         2.3 Specification Evaluation. Following delivery of the Intellon' s 11Mbps PowerLine OFDM Specifications, Conexant shall evaluate the specification at its own expense for a period no longer than thirty (30) days from the date of its receipt ("Evaluation Period"). Intellon shall use commercially reasonable efforts to respond to any reasonable inquiries relating to the Intellon' s 11Mbps PowerLine OFDM Specification made by Conexant in writing during the Evaluation Period within two (2) business days of Intellon's receipt thereof.




                                       9

Portions of this agreement have been omitted and filed separately with the Commission pursuant to an application for confidential treatment under Rule 406.

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                                                CONFIDENTIAL TREATMENT REQUESTED



         3.       PARENT IC DATA SHEET

         3.1 Joint Definition. Once Conexant has satisfactorily reviewed Intellon' s 11Mbps Power line OFDM Specification, Conexant and Intellon shall jointly define the Parent IC Data Sheet

         3.2 Customer Verification. Conexant and Intellon shall each use commercially reasonable efforts to jointly verify the suitability of the Parent IC Data Sheet with Key Customers.

         3.3 Parent IC Data Sheet Refinement. Once Conexant and Intellon have completed the Customer Verification phase Conexant and Intellon shall each use commercially reasonable efforts to a) modify the Parent IC Data Sheet to reflect mutually agreed upon requirements suggested by Key Customers and b) start development of the Parent IC Specification pursuant to Section 8..

         3.4 Parent IC Data Sheet. Conexant and Intellon shall use commercially reasonable efforts to complete the items 3.1, 3.2 and 3.3(a) by August 31, 1999.

         3.5 Parent IC Data Sheet Ownership. The Parent IC Data Sheet will be owned by Intellon, and Conexant shall have the right to use and modify such Parent IC Data Sheet.

4.       POWER LINE DEMONSTRATION CAPABILITIES TRANSFER

         4.1 Demonstration Transfer. Intellon shall use commercially reasonable efforts to provide to Conexant Demonstration Expertise which Conexant shall use to establish a Demonstration Setup for the Intellon' s 11Mbps Power Line OFDM Engine on Conexant's premises.

         4.2 Demonstration Support. Intellon shall use commercially reasonable efforts to train and support Conexant personnel in using the Demonstration Setup while they perform demonstrations for the Intellon' s 11Mbps Power line OFDM Engine.

         4.3 Demonstration Transfer Milestone. Intellon shall use commercially reasonable efforts to complete item 4.1 and 4.2 by August 30, 1999.



5.       TEST SILICON AND MATERIAL TRANSFER

         5.1 Test Material Transfer. Intellon shall use commercially reasonable efforts to provide to Conexant Testing Material which Conexant shall use to field test the Intellon' s 11Mbps Power line OFDM Engine and shall consist of at least five (5) hardware boards and associated software drivers..



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Commission pursuant to an application for confidential treatment under Rule 406.

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                                                CONFIDENTIAL TREATMENT REQUESTED



         5.2 Field Test Support. Intellon shall use commercially reasonable efforts to train and support Conexant personnel in using the Testing Material while they perform field tests of Intellon' s 11Mbps Power line OFDM Engine.

         5.3 Test Material Transfer Milestone. Intellon shall use commercially reasonable efforts to complete the item 5.1 on or before October 31, 1999.


6.       PREMIUM IP ACQUISITION

         6.1 Finalization of the Premium IP Transfer Package. Intellon shall use commercially reasonable efforts to finalize the Premium IP Transfer Package 2 working days before January 31st 2000. During the development of the Premium IP Transfer Package, Conexant and Intellon will hold one or more design review meetings to demonstrate Intellon's design process and the requirements to complete the Premiun IP Transfer Package, that is, what the parties agree is necessary for the Premium IP Transfer Package to satisfy the Proposal and enable Conexant to design Licensed Products.

         6.2 Verification of the Premium IP Transfer Package. Conexant shall use commercially reasonable efforts to review the finalized Premium IP Transfer Package in 2 working days.

         6.3 Decision. On Premium IP Decision Date, Conexant shall notify Intellon in writing of its decision to license or not to license the Premium IP Transfer Package.

                  (a) If Conexant decides to license the Premium IP Transfer Package;

                           (i)      Basic Exclusivity will be extended until
                                    Extended Exclusivity Decision Date.
                           (ii)     Conexant's Exclusivity will not be disclosed
                                    to any third party without written
                                    permission from Conexant except as permitted under the parties' non disclosure agreement dated March 3,1999 ("NDA").
                           (iii) Intellon will deliver a copy to Conexant of the Premium IP Transfer Package. Conexant will have license as set forth in Section 11 to the Premium IP Transfer Package and may use it to develop the Parent IC and / or Derivative Products.

                  (b) If Conexant decides to not license the Premium IP Transfer Package.

                           (i)      Conexant loses the Basic Exclusivity.
                           (ii) Intellon will not deliver to Conexant a copy of the Premium IP Transfer Package. Conexant will not receive or have rights to the Premium IP Transfer package. Conexant may not use the Premium IP Transfer Package to develop the Parent IC and Derivative Products and any other products.



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Commission pursuant to an application for confidential treatment under Rule 406.

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                                                CONFIDENTIAL TREATMENT REQUESTED



7.       EXCLUSIVITY

         7.1 Basic Exclusivity Upon the Effective Date, Intellon hereby grants Conexant Basic Exclusivity.

         7.2 Extended Exclusivity. Subject to Sections 7.3 and 7.4, Conexant, in its sole discretion may decide to purchase the Extended Exclusivity in accordance with Section 9.3, and thereby the Basic Exclusivity will be extended to the later of; a) December 31, 2000, or b) the Premium IP Decision date plus eleven (11) months.

         7.3 Japan Rights. If Conexant fails to purchase the Extended Exclusivity before Intellon exercises the Japan Rights, Conexant may thereafter purchase the Extended Exclusivity which will be effective against all parties except those licensed under the Japan Rights.

         7.4

Europe Rights. If Conexant fails to purchase the Extended Exclusivity before Intellon exercises the Europe Rights, Conexant may thereafter purchase the Extended Exclusivity which will be effective against all parties except those licensed under the Japan Rights and/or the Europe Rights.



8.       PARENT IC DEVELOPMENT AND MANUFACTURING

         8.1 Parent IC Development. Upon Conexant's licensing the Premium IP Package Intellon, shall as described below, develop the Parent IC for production by the Conexant & Intellon Foundry Partner .

                  (a)      Intellon Development Responsibilities

                           (i) Intellon shall use commercially reasonable efforts to develop the system architecture, DSP algorithm design, chip design, logic design and the layout for the Parent IC chip, Parent IC Test Package and the Parent IC Specification pursuant to the jointly defined Parent IC Data Sheet. Intellon shall deliver a copy of the Parent IC Test Package and the Parent IC Specification to Conexant upon the availability of the first Parent IC silicon wafer from Chartered. Conexant shall have the right to use the foregoing as permitted pursuant to Section 11.

                           (ii) To facilitate the development efforts of Intellon, Conexant shall disclose and deliver to Intellon all necessary technical information, including without limitation Confidential Information relating to the Parent IC.



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Commission pursuant to an application for confidential treatment under Rule 406.

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                                                CONFIDENTIAL TREATMENT REQUESTED



                           (iii) Intellon shall use commercially reasonable efforts to fully specify the Analog Front End (AFE), as a companion to the Parent IC chip.

                           (iv) Intellon shall use commercially reasonable efforts to complete the Parent IC layout and physical design within hundred twenty (120) days from Premium IP Decision Date.


                  (b)      Conexant Development Responsibilities

                           (i) Conexant shall use commercially reasonable efforts to convert the Parent IC Test Package to suitable format compatible with Conexant testing capabilities.

Portions of this agreement have been omitted and filed separately with the Commission pursuant to an application for confidential treatment under Rule 406.

                                                CONFIDENTIAL TREATMENT REQUESTED

         9.       FINANCIAL STRUCTURE

         9.1 Financial Limits. Conexant's financial stake in Intellon may, in the sole discretion of Conexant, vary from a minimum investment of $5.25 million for an ownership stake of 1.5 million shares of Series C Preferred Stock, subject to the receipt of Intellon shareholder approval and compliance with provisions of Article III, Section 9, of its Restated Articles of Incorporation at $3.50 per share of Intellon common stock (or equivalent) which represents no less than 5% of fully diluted ownership as of the Effective Date (the "Equity Investment") up to a maximum of $10.25 million, which amount would consist of a combination the Equity Investment (not to exceed $5.25 million) plus up to $5 million of NRE/Royalty Prepayments. Payments for both the Equity Investment and NRE/Royalty Prepayments will be based on achieved milestones and/or timeframes. The Series C Preferred Stock for the Equity Investment shall be issued in accordance with a Stock Purchase Agreement between the parties.

         9.2 Phase ONE: $5.25 Million Commitment Conexant shall pay Intellon a total of $5.25million with the following timeframe and subject to Intellon achieving the following milestones:

         9.2.1    If this Agreement is executed by July 2nd, 1999

                           9.2.1.1 Conexant shall make a payment of $2.8 million in equity investment (800,000 shares of Series C Preferred Stock @ $3.50 per share) promptly after the Effective Date and at that time Intellon will issue the Warrant.

                           9.2.1.2 Conexant shall make a payment equal to $1 million dollars of nonrecurring engineering expenses ("NRE") promptly after the Effective Date and delivery of Intellon' s 11Mbps Power line OFDM Specifications.

                           9.2.1.3 Conexant shall make an NRE payment of $1 million on modification of the Parent IC Data Sheet to reflect mutually agreed upon requirements suggested by Key Customers

                           9.2.1.4 Conexant shall make an NRE payment of $250,000 upon Intellon's providing the Demonstration Expertise to Conexant.

                           9.2.1.5 Conexant shall make an NRE payment of $200,000 on Intellon's providing the Testing Material to Conexant.

Portions of this agreement have been omitted and filed separately with the Commission pursuant to an application for confidential treatment under Rule 406.

                                                CONFIDENTIAL TREATMENT REQUESTED


         9.2.2    If this Agreement is executed after July 2nd, 1999

                  9.2.2.1 Conexant shall make a payment of $2.8 million - of which $500,000 will be the sum already deposited in Escrow - in exchange for the Equity Investment (800,000 of Series C Preferred Stock shares at $3.50 per share) promptly after the Effective Date; and at that time Intellon will issue the Warrant.

                  9.2.2.2 Conexant shall make an NRE payment of $1.45 million on modification of the Parent IC Data Sheet to reflect mutually agreed upon requirements suggested by Key Customers.

                  9.2.2.3 Conexant shall make an NRE payment of $500,000 on Intellon's providing the Demonstration Expertise to Conexant.

                  9.2.2.4 Conexant shall make an NRE payment of $500,000 on Intellon's providing the Testing Material to Conexant.

         9.2.3 As a consequence of such initial investment Conexant will obtain:

                  9.2.3.1 Standard IP Package: Conexant will obtain the Standard IP Package and a license to use it to develop and manufacture the Parent IC and/or Derivative Products pursuant to Section 11.

                  9.2.3.2 Basic Exclusivity: Conexant will obtain the Basic Exclusivity. Conexant, at its sole discretion, if it judges it necessary to obtain maximum support in the HomePLNA for Intellon' s 11Mbps Power line OFDM Specifications, may decide to authorize in writing Intellon to provide the Premium IP Package to a Semiconductor Manufacturer on terms and conditions negotiated between Intellon and the Semiconductor Manufacturer.

                  9.2.3.3 Early Notification of Change in Ownership: Intellon will provide to Conexant a written notification of any potential change of 5% or greater ownership of Intellon five (5) working days before the event should happen if known in advance; and in any event promptly upon knowledge of such event. This obligation shall end on the occurrence of a public offering of Intellon securities as described in the Stock Purchase Agreement.

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Commission pursuant to an application for confidential treatment under Rule 406.

                                                CONFIDENTIAL TREATMENT REQUESTED


                  9.2.3.4 Conexant will have a seat on Intellon's Technology Advisory Board. Conexant will provide to Intellon written notification with the name of Conexant's representative on Intellon 's Technology Advisory Board who shall be subject to Intellon's policies for such board members.

                  9.2.3.5 The Royalty Value Cap will be reduced by the amount of the total NRE $2.45 million paid in Phase ONE.

         9.3 Phase TWO: Optional $5 Million Commitment. Conexant, at its sole discretion, may decide to license the Premium IP Package on the Premium IP Decision Date and buy the Extended Exclusivity on the Extended Exclusivity Decision Date, and if so Conexant will pay Intellon an additional $5 million.

                  9.3.1 If on or before the Premium IP Decision Date Conexant decides not to license the Premium IP Package and not to buy the Extended Exclusivity, then Conexant shall make a payment of $7,000 in equity investment to exercise the Warrant for all the shares represented by the Warrant at $.01 per share.

                  9.3.2 If Conexant has not previously exercised the Warrant and decides to license the Premium IP Package and to buy the Extended Exclusivity on Premium IP Decision Date, then

                           9.3.2.1 Conexant shall make a payment of $1.0 million in Prepaid Royalties within 30 days of the Premium IP Decision Date.

                           9.3.2.2 Conexant shall make a payment of $1.55 million in Prepaid Royalties upon Intellon's providing the Premium IP Package to Conexant.

                           9.3.2.3 Conexant shall make a payment of $2.45 million as an Equity Investment to exercise the Warrant for all the shares represented by the Warrant at the repriced $3.50 per share within 30 days from Premium IP Decision Date.

                           9.3.2.4  As a consequence of such additional
                                    investment Conexant will obtain:

                                    9.3.2.4.1 Premium IP Package: Conexant will
                                              obtain a copy of the Premium IP
                                              Package and a license to use it
                                              pursuant to Section 11 to develop
                                              and manufacture the Parent IC and
                                              or Derivative Products.

Portions of this agreement have been omitted and filed separately with the Commission pursuant to an application for confidential treatment under Rule 406.

                                                CONFIDENTIAL TREATMENT REQUESTED


                                   9.3.2.4.2 Wafer Rights: Conexant will have
                                             rights to procure the wafers of the
                                             Parent IC from the Conexant &
                                             Intellon Foundry Partner

                                   9.3.2.4.3 Parent IC Test Package: Conexant
                                             will obtain from Intellon the
                                             Parent IC Test Package and a
                                             license to use it to test the
                                             Parent IC wafers.

                                   9.3.2.4.4 Extended Exclusivity: Conexant
                                             will obtain the Extended
                                             Exclusivity. Conexant, at its sole
                                             discretion, if it judges it
                                             necessary to obtain maximum support
                                             in the HomePLNA for Intellon' s
                                             11Mbps Power line OFDM
                                             Specifications, may decide to
                                             authorize in writing Intellon to
                                             provide the Premium IP Package to a
                                             Semiconductor Manufacturer upon
                                             terms and conditions to be
                                             negotiated between Intellon and the
                                             Semiconductor Manufacturer.

                                   9.3.2.4.5 The Royalty Value Cap will be
                                             reduced by the amount of the total
                                             Prepaid Royalty $2.55 million paid
                                             in Phase TWO. Conexant will only
                                             make cash payments for additional
                                             royalties in calendar year 2000 if
                                             the aggregate total of all Per Unit
                                             Royalties that otherwise would be
                                             paid as defined in Section 14.4
                                             exceed $2.55 million.

                  9.3.3 If Conexant has not previously exercised the Warrant and decides to license the Premium IP Package but not to buy the Extended Exclusivity on Premium IP Decision Date

                           9.3.3.1 Conexant shall make a payment of $1.0 million in Prepaid Royalties within 30 days of Premium IP Decision Date.

                           9.3.3.2 Conexant shall make a payment of $1.55 million in Prepaid Royalties upon Intellon's providing the Premium IP Package to Conexant.

                           9.3.3.3  As a consequence of such additional
                                    investment Conexant will obtain:

                                    9.3.3.3.1 Premium IP Package: Conexant will
                                              obtain a copy of the Premium IP
                                              Package and a license to use it
                                              pursuant to Section 11 to develop
                                              and

Portions of this agreement have been omitted and filed separately with the Commission pursuant to an application for confidential treatment under Rule 406.

                                                CONFIDENTIAL TREATMENT REQUESTED

                                             manufacture the Parent IC and / or
                                             Derivative Products.


                                   9.3.3.3.2 Wafer Rights: Conexant will have
                                             rights to procure the wafers of the
                                             Parent IC from the Conexant &
                                             Intellon Foundry Partner

                                   9.3.3.3.3 Parent IC Test Package: Conexant
                                             will obtain from Intellon the
                                             Parent IC Test Package and a
                                             license to use it to test the
                                             Parent IC wafers.

                                   9.3.3.3.4 Basic Exclusivity will be extended
                                             until Extended Exclusivity Decision
                                             Date. Conexant, at its sole
                                             discretion, if it judges it
                                             necessary in order to obtain
                                             maximum support in the HomePLNA for
                                             Intellon' s 11Mbps Power line OFDM
                                             Specifications, may decide to
                                             authorize in writing Intellon to
                                             provide the Premium IP Package to a
                                             Semiconductor Manufacturer.

                                   9.3.3.3.5 The Royalty Value Cap will be
                                             reduced by the amount of the total
                                             Prepaid Royalty $2.55 million paid
                                             in Phase TWO. Conexant will only
                                             make cash payments for additional
                                             royalties in calendar year 2000 if
                                             the aggregate total of all Per Unit
                                             Royalties that otherwise would be
                                             paid as defined in Section 14.4
                                             exceed $2.55 million.

                  9.3.4 If Conexant decides to buy the Extended Exclusivity on Extended Exclusivity Decision Date after having licensed pursuant to Section 11 the Premium IP Package on Premium IP Decision Date

                           9.3.4.1 Conexant shall make a payment of $2.45 million in equity investment to exercise the Warrant for all the shares represented by the Warrant at the repriced $3.50 per share within 30 days from Extended Exclusivity Decision Date.

                           9.3.4.2  As a consequence of such additional
                                    investment Conexant will obtain:

                                    9.3.4.2.1 Extended Exclusivity: Conexant
                                              will obtain the Extended
                                              Exclusivity. Conexant, at its sole
                                              discretion, if it judges it
                                              necessary to obtain maximum
                                              support in the HomePLNA for
                                              Intellon' s 11Mbps Power line OFDM
                                              Specifications, may decide to
                                              authorize in

Portions of this agreement have been omitted and filed separately with the Commission pursuant to an application for confidential treatment under Rule 406.

                                                CONFIDENTIAL TREATMENT REQUESTED

                                            writing Intellon to provide the
                                            Premium IP Package to a
                                            Semiconductor Manufacturer

         9.4 Other Financial Conditions Conexant and Intellon agree on the following:
The Series C Preferred Stock shall have terms and conditions comparable to the Series B Preferred Stock, including without limitation a redemption period from the date of issuance of the Series C Preferred Stock equal to that of the Series B Preferred Stock.




10.      MARKETING ACTIVITIES

         10.1 Principle. Conexant and Intellon intend to collaborate to promote the formation of the HomePLNA and the HPLNA 1.0 Industry Specification, which is intended to become a worldwide industry sponsored specification for in-home data and telecommunications networking over power line that incorporates Intellon's 11Mbps OFDM PowerLine Engine and potentially Conexant's intellectual property.

         10.2 Activities and Timeframes. Conexant and Intellon shall use commercially reasonable efforts to coordinate respective activities in the implementation of the Alliance Formation Plan to promote the formation of the HomePLNA and the ratification of the Proposal by the Ratification Body.

         10.3 Public Announcement. Within thirty (30) days of Proposal ratification by the Ratification Body, Conexant shall announce the existence of this Agreement and of the license granted by Intellon to Conexant in Section
11.3 and the license granted by Conexant to Intellon in Section 11.4 in a public announcement mutually acceptable to both parties.

         10.4 Customers and HomePLNA Forum. Upon execution of this Agreement, Conexant and Intellon may disclose Conexant's co-sponsorship of the Proposal to promoters and other participants and adopters in the HomePLNA or prospective promoters, participant and adopters of the HomePLNA. Before proceeding with such disclosure, either party shall inform the other party in writing on the identity of the third party that will receive the disclosure and shall obtain written authorization by the other party Program Manager before proceeding. Either party, at its sole discretion, may request that a reasonably satisfactory Non-Disclosure Agreement be in place with the third party before the other party may proceed with the disclosure.

         10.5 Joint Customer Visits. Upon execution of this Agreement, Conexant and Intellon may participate in joint visits to existing and potential customers of each other for the Parent IC product, including computer manufacturers, telephone companies and other equipment manufacturers. Either party, at its sole discretion, may request that a reasonably satisfactory NDA is in place with the third party before Conexant and Intellon may proceed with the joint visit.

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Commission pursuant to an application for confidential treatment under Rule 406.

                                                CONFIDENTIAL TREATMENT REQUESTED


         10.6 Standard Organization. Upon execution of this agreement, Conexant and Intellon shall collaborate and coordinate their positions and contributions to key standards-setting bodies such as ITU, UAWG, ANSI, and ETSI

         10.7 Sales and Marketing. Until at least the second anniversary of the Effective Date, the sales and marketing organizations of each of the parties shall cooperate with those of the other party to promote, based on mutually agreed upon activities, the Parent IC product to be developed pursuant to this Agreement. This shall include each party stimulating its own internal sales and marketing organizations to present to customers the advantages and benefits to each company of the cooperative arrangement provided for in this Agreement and the combination of the design and development efforts of Conexant and Intellon in regard to the Parent IC. It shall also include Conexant and Intellon sales and marketing organizations presenting joint displays, marketing efforts and seminars and other customer awareness/educational efforts jointly at relevant principal conferences and trade shows stressing the advantages and benefits of the cooperative arrangement and of the jointly developed Parent IC.




         11. OWNERSHIP AND LICENSING OF INTELLECTUAL PROPERTY RIGHTS

         11.1 Ownership. Each party owns and shall retain all right, title and interest in and to all of its Intellectual Property Rights and the other party shall have no rights with respect to such IPR except as expressly permitted under this Agreement..

         11.2 Conexant License. Subject to all the terms and conditions of this Agreement and Conexant's compliance therewith, Intellon hereby grants, as far as it lawfully and contractually may at no additional cost, to Conexant, a worldwide, royalty-bearing, non-exclusive, non-transferable license, without the right to sub-license to Intellon's 11Mbps Power line OFDM Engine, solely for the purpose of making, having made, using, importing, exporting, offering for sale, or otherwise selling Licensed Products and for no other purpose.

         11.3 Future Cross Licenses. After the Parent IC is jointly defined the parties will decide what elements of their respective IPR will be cross licensed to each other for use in or with the Parent IC.

         11.4 Parent IC Exclusivity. Subject to all the terms and conditions of this Agreement, Intellon shall not, except to a Semiconductor Foundry, engage in a similar technology transfer and/or license regarding the Parent IC, with any third party, to design or develop a third party Parent IC. Intellon shall not provide the Parent IC design to any Semiconductor Manufacturer.

Portions of this agreement have been omitted and filed separately with the Commission pursuant to an application for confidential treatment under Rule 406.

                                                CONFIDENTIAL TREATMENT REQUESTED


         11.5 Inventions. During the term of this Agreement, all discoveries, improvements, inventions and trade secrets whether patentable or not ( Inventions):

                  11.5.1 made in the performance of this Agreement solely by Conexant personnel ("Conexant Development") shall be the sole and exclusive property of Conexant and Conexant shall retain any and all rights to file any patent applications on such Conexant Developments.

                  11.5.2 made in the performance of this Agreement solely by Intellon personnel ("Intellon Development") shall be the sole and exclusive property of Intellon and Intellon shall retain any and all rights to file any patent applications on such Intellon Developments.

                  11.5.3 made in the performance of this Agreement jointly by Conexant and Intellon personnel ( "Joint Development ") shall be jointly owned and the property of Intellon and Conexant. Conexant and Intellon shall jointly retain any and all rights to file any joint patent applications on such Joint Developments. During the prosecution of any applications filed pursuant to this Section 11.5, and prior to responding to Office Actions from the patent authority of any country, each company agrees to provide the other company with timely copies of all correspondence and official papers related to the prosecution any such patent application. All expenses incurred pursuant to the drafting, filing and prosecution of such applications shall be borne equally by both Conexant and Intellon.

                  11.5.4 As to all patentable Joint Developments, Intellon and Conexant shall jointly determine whether to file for patent protection in any country or not. If one of the two companies (Refusing Company) decides not to pursue filing a patent application on the patentable Joint Development in any given country, the other company (Proceeding Company) may independently pursue patent protection of the patentable Joint Development in such country on behalf of Proceeding Company and shall bear all expenses therefor. If Proceeding Company so pursues patent protection in such country, the Proceeding Company shall be the sole owner of any and all resulting patents and shall be entitled to all revenues derived by Proceeding Company relating to the issued patent, provided, however, that Refusing Company shall have a non-exclusive, irrevocable, royalty-free license (with no right to sublicense) under such patent within such country to make, have made, use, import, export, offer for sale, or otherwise sellproducts or processes utilizing or embodying the subject matter claimed in such patent. During the prosecution of any applications filed pursuant to this Section 11.5, and prior to responding to Office

Portions of this agreement have been omitted and filed separately with the Commission pursuant to an application for confidential treatment under Rule 406.

                                                CONFIDENTIAL TREATMENT REQUESTED


                           Actions from the patent authority of any country, Proceeding Company agrees to provide Refusing Company with timely copies of all correspondence and official papers related to the prosecution any such patent application. All expenses incurred pursuant to the drafting, filing and prosecution of such applications shall be borne by Proceeding Company.

         11.6     Subcontractors and Subsidiaries

                  11.6.1 Conexant and Intellon shall have the right to subcontract manufacturing of all or part of Licensed Products to Subcontractors or Semiconductor Foundries provided that each Subcontractor or Semiconductor Foundry agrees in writing to confidentiality provisions materially equivalent to the NDA and otherwise not to disclose or use the Intellon' s 11Mbps PowerLine OFDM Specification for any purpose other than such subcontract manufacturing for Conexant or Intellon, respectively.

                  11.6.2 Conexant and Intellon shall have the right to purchase from Conexant & Intellon Foundry Partner either (a) untested Parent IC wafers, or (b) tested Parent IC wafers.

                  11.6.3 Conexant may exercise any of its rights and perform any of its obligations under this Agreement through any of its Subsidiaries, but Conexant shall remain primarily liable for any act or omission of such Subsidiary which results in a violation or other breach of this Agreement.

Portions of this agreement have been omitted and filed separately with the Commission pursuant to an application for confidential treatment under Rule 406.

                                                CONFIDENTIAL TREATMENT REQUESTED


         12.      WARRANTIES AND INDEMNIFICATION

         12.1 Principle. In the case of Intellon, subject to the receipt of shareholder approval and compliance with the provisions of Article III, Section 9 of its Restated Articles of Incorporation, each party represents and warrants that, as of the Effective Date it has the right to grant the licenses granted by it herein, and that the terms and conditions of this Agreement do not violate its respective Articles of Incorporation or By-Laws and do not conflict with any other agreement to which it is a party or by which it is bound.

         12.2 No Infringement. Except as specifically noted below as of the Effective Date, each party warrants that it has not received notice from a third party that any design previously developed by it, or to be developed by it pursuant to this Agreement infringes upon any Intellectual Property Rights of any such third party. It is acknowledged by each party that the other party has not conducted, and is not responsible for conducting, a patent, copyright or other Intellectual Property Rights search, to determine if there are any Intellectual Property Rights of others subject to the warranty provided for in this Section 12.

         12.3 Indemnification. Should any information or technology licensed by a party pursuant to this Agreement, become e subject of a claim of infringement of any Intellectual Property Rights, such party, at its own option and expense (except as set forth in this Section 12), will (a) correct the design, within a commercially reasonable time, so that it is non-infringing without loss of performance or functionality or demonstrate that the design is non-infringing without correction, or (b) procure for the other party, within a commercially reasonable time, the right to continue using such information or technology without liability for infringement, and without further cost to the other party beyond its obligations provided for under this Agreement, or (c) return to the other party royalties paid to the other party under this Agreement, except to the extent that the other party is able itself to obtain such a license, then such party's obligation to return such royalties shall be limited to the other party's commercially reasonable cost of obtaining such license. In the event that the other party remains obligated to pay royalties under this Agreement, then, to the extent that the license so obtained involves ongoing royalty payments, such royalty payments shall be credited against contemporaneous ongoing royalty payments due and owing hereunder by such other party. The indemnification obligation of this Section 12 shall apply only where the claim of infringement would not have occurred but for the presence of information or technology licensed by a party, and shall expressly not include those cases where the claim of infringement arises because of the combination by the licensee of such information or technology with other information or technology of its own or of a third party, and such combination gives rise to such claim of infringement (except where such combination is the parties expected natural and intended use of such information or technology), and shall also expressly not include those cases where the claim of infringement arises because of the licensor incorporating into such information or technology subject matter that was expressly directed, instructed or specified by the licensee to be so incorporated.

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Commission pursuant to an application for confidential treatment under Rule 406.

                                                CONFIDENTIAL TREATMENT REQUESTED


         12.4 DISCLAIMER. EXCEPT AS EXPRESSLY WARRANTED ABOVE, THE LICENSED INTELLON' S 11MBPS POWER LINE OFDM ENGINE, INTELLON'S INTELLECTUAL PROPERTY AND OTHER CONFIDENTIAL INFORMATION IS PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND. EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 12, INTELLON HEREBY DISCLAIMS ALL OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO ALL TECHNOLOGY, DELIVERABLES, SPECIFICATIONS, CONFIDENTIAL INFORMATION, MATERIALS, SERVICES AND ALL OTHER MATTER PROVIDED HEREUNDER, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF DESIGN, MERCHANTABILITY, NONINFRINGEMENTOR THE VALIDITY, ENFORCIBILITY OR SCOPE OF ANY IPR, FITNESS FOR A PARTICULAR PURPOSE, WHETHER ARISING FROM A COURSE OF DEALING OR TRADE PRACTICE AND REGARDLESS OF WHETHER INTELLON HAS BEEN ADVISED OF ANY OF THE FOREGOING. WITHOUT LIMITING THE FOREGOING, INTELLON DISCLAIMS ANY WARRANTY THAT CONEXANT WILL BE SUCCESSFUL IN ITS EFFORTS TO DEVELOP LICENSED PRODUCTS OR THAT LICENSED PRODUCTS WILL COMMUNICATE IN ANY MANNER OR TO ANY EXTENT WITH ANY OTHER PRODUCTS BASED UPON THE INTELLON' S 11MBPS POWER LINE OFDM SPECIFICATIONS.



         13.      IP COOPERATION

         13.1 Principle. Conexant and Intellon shall cooperate in order to maximize Intellon's 11Mbps Power Line OFDM Engine (and Conexant's) IP position in the Proposal.


         13.2 IP Review. In recognition of the importance of the strength of Intellon' s IP portfolio to the successful inclusion of Intellon-based IP in the HomePLNA Standard, Conexant has the right to contribute certain resources to maximize Intellon's (and thereby, indirectly, Conexant's) IP position. Such contribution might include a full review of Intellon' s patent applications and patents directly related to Intellon's 11Mbps Power Line OFDM Engine, for the purpose of assessing and making recommendations for maximizing Intellon' s IP portfolio.

         13.3 Timing. Any IP cooperation contemplated by this Agreement would take place from the Effective Date through Premium IP Decision Date.

         Process. In the event that Conexant were to recommend in writing that Intellon file a new patent application for a specific country(s), Intellon would have sixty (60) days from that date of such recommendation to opt whether or not to file for the recommended patent protection.

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Commission pursuant to an application for confidential treatment under Rule 406.

                                                CONFIDENTIAL TREATMENT REQUESTED


         If Intellon were to pursue the recommended patent protection, then Intellon would be the sole owner of any and all resulting patents and would be entitled to all revenues derived by Intellon relating to the issued patent; provided, however, that Conexant would have a non-transferable, non-exclusive, royalty-free license (with no right to sublicense) under such patent within each relevant country to make, have made, use or sell products or processes utilizing or embodying the subject matter claimed in such patent. During the prosecution of any applications filed pursuant to this Section, and prior to responding to Office Actions from the patent authority of any country, Intellon would agree to provide Conexant with timely copies of all correspondence and official papers related to the prosecution any such patent application. All expenses incurred pursuant to the drafting, filing and prosecution of such applications would be borne by Intellon.

         If Intellon were to decide not to pursue filing for patent protection as recommended by Conexant within sixty (60) days of the date of Conexant's written recommendation, then Conexant could independently pursue patent protection in each such country on behalf of and for its sole benefit, and Conexant would bear all expenses therefor. If Conexant were to pursue patent protection in any such country, Conexant would be the sole owner of any and all resulting patents and would be entitled to all revenues derived by Conexant relating to the issued patent; provided, however, that Intellon would have a non-transferable, non-exclusive, royalty-free license (with no right to sub-license) under such patent within such country to make, have made, use or sell products or processes utilizing or embodying the subject matter claimed in such patent. During the prosecution of any applications filed pursuant to this Section, and prior to responding to Office Actions from the patent authority of any country, Conexant would agree to provide Intellon with timely copies of all correspondence and official papers related to the prosecution any such patent application. All expenses incurred pursuant to the drafting, filing and prosecution of such applications would be borne by Conexant.

13.5 Non Competing Technology. During the Exclusivity Period Conexant agrees to not develop or have a third party develop for Conexant any similar product.

14.      ROYALTY

         14.1 Principle. Conexant and Intellon agree to have different Royalty Rates. Such Royalty Payments combined with **********.

         14.2     **********

         14.3 Manufacturing for Intellon. Conexant would owe no royalties to Intellon for Parent IC or Derivative Products manufactured by Conexant for Intellon.

         14.4 Per Unit Royalty. Conexant would pay to Intellon a per unit royalty in an amount equal to the mathematical ********** (i)**********; (ii) **********; and (iii) ********** for each Licensed Product Sold to any third party by Conexant.

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Commission pursuant to an application for confidential treatment under Rule 406.

                                                CONFIDENTIAL TREATMENT REQUESTED


         14.5 Royalty Rates. Four royalty rates are defined for the purpose of this agreement:

                           **********
                           **********

                           **********

                           **********
                           **********

         14.6 Limitations. Total License and/or Royalties paid by Conexant would not exceed the Value Cap or the Time Cap from January 1st 2000, whichever accrues or occurs first.

         14.7 Ratio Determination. The Ratio is the ratio in which the numerator is the die area occupied by the HPLNA 1.0 functionality (as embodied by Intellon 's 11Mbps PowerLine OFDM Engine) less the area required for any external memory buffers and the denominator is the total die area less the area required for any external memory buffers. Prior to the first shipment by Conexant of any Licensed Product, Conexant and Intellon shall appoint a mutually agreed upon, objective, third party with proper experience and skill in the art to determine the Ratio ("Professor"). Conexant shall disclose to the Professor all information and materials necessary to determine the Ratio. Intellon and Conexant agree that the Ratio established by the Professor shall be conclusive and binding upon the parties. The parties shall share equally the costs of retaining the Professor; provided, however, that if the Professor is asked to determine whether the die area occupied by the HPLNA 1.0 functionality includes die area that is not embodied by Intellon's 11Mbps PowerLine OFDM Engine, then all costs of retaining the Professor shall be borne by Conexant alone.

         14.8 Future Generations. If the Ratification Body (i) adopts a second generation specification, ********** year later than HPLNA 1.0 ratification date, with a speed greater than the one provided by the Intellon's 11Mbps OFDM PowerLine Engine ("HPLNA 2.0 Specification") and (ii) such HPLNA 2.0 Specification requires the Intellon's 11Mbps OFDM PowerLine Engine solely for the purposes of supporting backwards compatibility, ********** for the sale of future generation licensed products that incorporate both Intellon's 11Mbps OFDM PowerLine Engine and the new HPLNA2.0 higher speed PowerLine Engines manufactured after the date of such adoption. If the HomePLNA (i) adopts a third generation specification, ********** later than HPLNA 1.0 ratification date, ********** ("HPLNA 3.0 Specification") and (ii) such HPLNA 3.0 Specification requires the Intellon's 11Mbps OFDM PowerLine Engine solely for the purposes of supporting backwards compatibility, ********** licensed products that incorporate the Intellon's 11Mbps OFDM PowerLine Engine and the new HPLNA 3.0 higher speed PowerLine Engines manufactured after the date of such adoption. If Intellon were the technology provider of the new HPLNA 2.0 and HPLNA

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Commission pursuant to an application for confidential treatment under Rule 406.

                                                CONFIDENTIAL TREATMENT REQUESTED


3.0 to be adopted by the Ratification Body, then Conexant shall negotiate new licenses with Intellon.

         14.9     Payments and Reporting.

                  14.9.1       Records and Audits. With respect to the Per
                           Unit Royalties set forth herein, Conexant shall keep complete and accurate records. These records shall be retained for a period of at least three (3) years from the date of payment, notwithstanding the expiration or other termination of this Agreement. Intellon through an independent accounting firm shall have the right to examine and audit, not more than once a year unless the preceding audit revealed a discrepancy, and during normal business hours, all such records and such other records and accounts as may contain, under recognized accounting practices, information bearing upon the amount of Per Unit Royalties payable to Intellon under this Agreement. Prompt adjustment shall be made by Conexant to compensate for any errors and/or omissions disclosed by such examination or audit which result in an underpayment of royalties hereunder.

                  14.9.2       Reports and Payment Terms. Within sixty (60)
                           days after the end of each calendar quarter, until all Per Unit Royalties payable hereunder shall have been reported and paid, Conexant shall furnish to Intellon a statement, in suitable form, showing the number of Licensed Products Sold to third parties itemized by product, and the amount of royalty payable thereon. If no products subject to payment of Per Unit Royalties have been Sold, that fact shall be shown on such statement. Also, within such sixty-(60) day period Conexant shall pay to Intellon the Per Unit Royalties payable hereunder for such quarter.

         14.10 Taxes. Conexant shall be solely responsible for any withholding tax imposed by the country in which the Conexant is located or any other non-United States government tax imposed by any other non-United States Government, with respect to the License Fees, NRE, Per Unit Royalties, and other payments to be made pursuant to this Agreement; i.e., the amounts specified in this Agreement shall be the amounts actually received by Intellon from Conexant, without any deductions.


15.      MANUFACTURING & PRODUCTION

Principle. Conexant and Intellon will have the right to manufacture and market the Parent IC and Derivative Products under the companies' respective trademarks and other labels.

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Commission pursuant to an application for confidential treatment under Rule 406.

                                                CONFIDENTIAL TREATMENT REQUESTED


16.      LIMITATION OF LIABILITY

         16.1 Cap. ********** REGARDLESS WHETHER THE UNDERLYING CLAIM IS BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE.

         16.2 Exclusion. IN NO EVENT SHALL CONEXANT OR INTELLON BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS OR BUSINESS INTERRUPTION) ARISING OUT OF THIS AGREEMENT OR THE USE OF OR INABILITY TO USE ANY PRODUCT, EQUIPMENT OR ASSOCIATED SOFTWARE DESCRIBED HEREIN EITHER SEPARATELY OR IN COMBINATION WITH ANY OTHER PRODUCT, EQUIPMENT, SOFTWARE OR OTHER MATERIALS EVEN IF INTELLON OR CONEXANT HAS BEEN ADVISED OF THE POSSIBILITY OR CERTAINTY OF SUCH DAMAGES.

         16.3 Failure of Essential Purpose. The limitations in Sections 16 shall survive and apply even if any limited remedy in this Agreement is found to have failed of its essential purpose.



17.      CONFIDENTIAL INFORMATION

         17.1 NDA. The term "Confidential Information" hereunder shall have the same meaning as in the NDA and shall be subject to and treated in accordance therewith, except as expressly modified pursuant to this Section 17.

         17.2 Amendment of NDA. The purposes of the NDA shall include, in addition to the discussion of a business relationship, all disclosures of Confidential Information made pursuant to this Agreement. Furthermore, if there is a "required" disclosure pursuant to Section 4(vii) of the NDA, the parties shall cooperate with each other to minimize the scope of such disclosure. Also, to the extent Section 16 of the NDA conflicts with this Agreement, this Agreement shall control, and Section 5 of the NDA shall be considered void and of no effect. Finally, all Confidential Information disclosed pursuant to the NDA shall be considered disclosed hereunder.

         17.3 Additional Responsibilities. Where applicable, or as otherwise required by this Agreement, each party shall obtain the execution of confidentiality agreements with its Subsidiaries, employees, agents and consultants having access to Confidential Information of the other party, and shall diligently enforce such agreements, or shall be responsible for the actions of such Subsidiaries, employees, agents and consultants and Subcontractors in this respect.

         17.4 Remedies. Conexant and Intellon agree that the unauthorized use by a party of Confidential Information will diminish the value of such information. Therefore, if a

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Commission pursuant to an application for confidential treatment under Rule 406.

                                                CONFIDENTIAL TREATMENT REQUESTED


receiving party breaches any of its obligations with respect to the confidentiality or use of the Confidential Information hereunder, the disclosing party is entitled to seek equitable relief to protect its interest herein, including injunctive relief, as well as money damages.

         17.5 Confidentiality of Agreement. Each party agrees that the terms and conditions of this Agreement shall be treated as Confidential Information and that neither party will disclose the terms or conditions to any third party (including any promoters, or adopters or participants in the HPLNA) without the prior written consent of the other party, provided, however, that each party may disclose the terms and conditions of this Agreement: (i) as required by any court or other governmental body provided the receiving party uses reasonable efforts to give the disclosing party reasonable notice of such required disclosure; (ii) as otherwise required by law provided the receiving party uses reasonable efforts to give the disclosing party reasonable notice of such required disclosure; (iii) to accountants and other professional advisors provided such accountants or professional advisors have entered into a written agreement with the respective party containing substantially equivalent restrictions regarding Confidential Information to those contained herein; (iv) to banks, investors or other financial sources and their advisors provided such banks, investors and other financial sources and their advisors have entered into a written agreement with the respective party containing substantially equivalent restrictions regarding Confidential Information to those contained herein; or (v) in connection with the enforcement of this Agreement or rights under this Agreement

18.      TERM AND TERMINATION

         18.1 Term. The Agreement shall commence as of the Effective Date and, unless and until terminated hereunder, shall continue (the "Term").

         18.2     Termination

                  (a) If Intellon's shareholders do not approve the issuance of the Series C Preferred Stock as contemplated hereunder, then this Agreement shall terminate automatically without any further action by the parties. Upon such termination the parties shall return all monies paid to date.

                  (b) If either party defaults in the performance of any material obligation hereunder and if any such default is not corrected within forty-five (45) days after the defaulting party receives written notice thereof from the non-defaulting party, then the non-defaulting party, at its option, may, in addition to any other remedies it may have, terminate this Agreement.

                  (c) Either party may terminate this Agreement effective upon written notice to the other party in the event that the other party becomes the subject of a voluntary or involuntary petition in bankruptcy or any proceeding relating to insolvency, or reorganization for the benefit of creditors, (and in the case of an involuntary petition, if that petition or proceeding is not dismissed within one hundred twenty (120) days after filing).

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Commission pursuant to an application for confidential treatment under Rule 406.

                                                CONFIDENTIAL TREATMENT REQUESTED


                  (d) Either party may terminate this Agreement effective upon written notice to the other party in the event that the Proposal is not adopted, in whole or in part, by the HPLNA as the HPLNA 1.0 Specification.

         18.3 Sale of Inventory. Unless this Agreement is terminated by Intellon for a default by Conexant, upon expiration or termination of this Agreement, Conexant shall have one hundred and eighty (180) days to sell any Licensed Products in its inventory as of the effective date of such expiration or termination.

         18.4     Survival

         (a) Upon any termination or expiration of this Agreement for any reason, the parties shall return to the disclosing party, or certify the destruction of, all Confidential Information of the disclosing party, including all copies thereof in whole or in part.
         (b) Upon termination of this Agreement for (i) a material breach by a party or (ii) the insolvency of a party, all licenses and rights granted to the defaulting or insolvent party shall terminate, and the defaulting or insolvent party shall promptly certify the destruction of or deliver to the other party all materials comprising, incorporating, or using, in whole or in part, any of the other party's Confidential Information.
         (c) In addition, except as otherwise specified herein, all amounts (i) paid to Intellon prior to the date of termination or expiration are nonrefundable; and all amounts (ii) due or payable to Intellon as a result of events prior to the date of termination or expiration shall remain due and payable. The provisions of Sections 3.5, 11.1, 12.3, 12.4, 16, 17, 18, and 19 shall survive any expiration or termination of this Agreement for any reason.

19.      GOVERNING LAW; DISPUTE RESOLUTION

    19.1 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without reference to conflict of laws principles.

    19.2 Dispute Resolution. All disputes and claims arising out of this Agreement shall be subject to the exclusive jurisdiction and venue of the state and federal courts nearest the principal place of business of the defendant, and the parties agree and consent to the personal and exclusive jurisdiction of these courts.


20.      MISCELLANEOUS

         20.1 Assignment. Neither party may assign or delegate this Agreement or any of its licenses, rights or duties under this Agreement, by operation of law or otherwise, without the prior written consent of the other party, except either party may assign this Agreement to a person or entity into which it has merged or which has otherwise succeeded to all or substantially all of its business and assets, and which has assumed in

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Commission pursuant to an application for confidential treatment under Rule 406.

                                                CONFIDENTIAL TREATMENT REQUESTED


writing or by operation of law its obligations under this Agreement. Any attempted assignment in violation of this Section 20.1 shall be void.



         20.2 Authority. Each party represents that all corporate action necessary for the authorization, execution and delivery of this Agreement by such party and the performance of its obligations hereunder has been taken.


         20.3 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed (by registered or certified mail if available), postage prepaid, or otherwise delivered by hand, by messenger or by telecommunication, addressed to the addresses first set forth above or at such other address furnished with a notice in the manner set forth herein. Such notices shall be deemed to have been served when delivered or, if delivery is not accomplished by reason of some fault of the addressee, when tendered.

         20.4 Program Manager. Each party shall assign one or two qualified individuals (Program Manager) for purposes of acting as a liaison for delivery and receipt of technical information pursuant to this Agreement. As of the Effective Date, **********. Either party may designate new Program Managers to be effective upon written notice to the other party.

         20.5 Export Controls. Conexant understands and acknowledges that Intellon is subject to regulation by agencies of the U.S. government, including the U.S. Department of Commerce, which prohibit export or diversion of certain products and technology to certain countries. Any and all obligations of Intellon to provide Intellon' s 11Mbps Power line OFDM Engine, and any other materials in any media in which any of the foregoing is contained, training, technical assistance, and related technical data (collectively, "Data") shall be subject in all respects to such United States laws and regulations as shall from time to time govern the license and delivery of technology and products abroad by persons subject to the jurisdiction of the United States, including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce, International Trade Administration, Bureau of Export Administration. Conexant agrees to cooperate with Intellon, including without limitation, providing required documentation, in order to obtain export licenses or exemptions therefrom. Conexant warrants that it will comply in all respects with the export and re-export restrictions set forth in the export license (if necessary) for every item shipped to Conexant and will otherwise comply with the Export Administration Regulations or other United States laws and regulations in effect from time to time.

         20.6 Partial Invalidity. If any paragraph, provision, or clause thereof in this Agreement shall be found or be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, the remainder of this Agreement shall be valid and enforceable and the parties shall negotiate, in good faith, a substitute, valid and enforceable provision which most nearly effects the parties' intent in entering into this Agreement.

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Commission pursuant to an application for confidential treatment under Rule 406.

                                                CONFIDENTIAL TREATMENT REQUESTED


         20.7 Counterparts. This Agreement may be executed in two (2) or more counterparts, all of which, taken together, shall be regarded as one and the same instrument.

         20.8 Relationship of Parties. The parties hereto are independent contractors. Nothing contained herein or done in pursuance of this Agreement shall constitute either party the agent of the other party for any purpose or in any sense whatsoever, or constitute the parties as partners or joint ventures.

         20.9 Modification. No alteration, amendment, waiver, cancellation or any other change in any term or condition of this Agreement shall be valid or binding on either party unless the same shall have been mutually assented to in writing by both parties.

         20.10 Waiver. The failure of either party to enforce at any time the provisions of this Agreement, or the failure to require at any time performance by the other party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the right of either party to enforce each and every such provision thereafter. The express waiver by either party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

         20.11 Section Headings. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         20.12 Currency. All dollar amounts are specified and payable in U.S. dollars.

         20.13 Entire Agreement. This Agreement and the Exhibits hereto constitute the entire agreement between the parties and supersede all previous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof and no agreement or understanding varying or extending the same shall be binding upon either party hereto unless in a written document signed by the parties to be bound thereby.

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Commission pursuant to an application for confidential treatment under Rule 406.

                                                CONFIDENTIAL TREATMENT REQUESTED


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by duly authorized officers or representatives as of the date first above written.

INTELLON, INC.                           CONEXANT SYSTEMS, INC.
("Intellon")                             ("Conexant")


By:                                      By:
   ---------------------------------           --------------------------------

Name:                                    Name:
     -------------------------------           --------------------------------

Title:                                   Title:
      ------------------------------           --------------------------------

Date:                                    Date:
     -------------------------------           --------------------------------

Portions of this agreement have been omitted and filed separately with the Commission pursuant to an application for confidential treatment under Rule 406.